UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

Enovis Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Centerville Road, Suite 400
Wilmington, DE 19808
(Address of principal executive offices) (Zip Code)

(302) 252-9160

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ENOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of the Enovis Corporation 2023 Non-Qualified Stock Purchase Plan

At the Annual Meeting of Stockholders of Enovis Corporation (the “Company”) held on May 16, 2023 (the “Annual Meeting”), the Company’s stockholders voted on and approved the Enovis Corporation 2023 Non-Qualified Stock Purchase Plan (the “ESPP”). The ESPP was previously adopted by the Company’s Board of Directors (the “Board”) on March 14, 2023, subject to the approval of the Company’s stockholders.

The terms and conditions of the ESPP are described in the Company’s Proxy Statement dated March 31, 2023. The ESPP is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 16, 2023, the Company held its Annual Meeting, at which five proposals were submitted to the Company’s stockholders. The proposals are described in detail in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 31, 2023. The final results for each proposal are set forth below:

Proposal 1- Election of Directors:

The Company’s stockholders elected ten directors to the Board (to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified). The votes regarding this proposal were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Matthew L. Trerotola	48,071,571	630,407	92,331	1,298,983
Barbara W. Bodem	48,570,772	211,232	12,305	1,298,983
Liam J. Kelly	48,228,649	553,337	12,323	1,298,983
Angela S. Lalor	47,983,369	798,619	12,321	1,298,983
Philip A. Okala	48,571,234	210,770	12,305	1,298,983
Christine Ortiz	48,228,044	553,993	12,272	1,298,983
A. Clayton Perfall	47,888,302	893,687	12,320	1,298,983
Brady Shirley	48,080,339	702,306	11,664	1,298,983
Rajiv Vinnakota	47,213,441	1,568,560	12,308	1,298,983
Sharon Wienbar	47,890,647	891,239	12,423	1,298,983

Proposal 2- Ratification of appointment of independent registered accounting firm:

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The votes regarding this proposal were as follows:

For	Against	Abstain
49,349,358	733,039	10,895

Proposal 3- Advisory vote on the executive compensation of the named executive officers:

The Company’s stockholders approved, by non-binding advisory vote, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
47,549,991	1,217,185	27,133	1,298,983

Proposal 4 - Advisory vote on the frequency of future advisory votes on the executive compensation of the named executive officers:

The Company’s stockholders voted, on a non-binding advisory basis, on the frequency of future advisory votes on the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
46,023,920	4,316	2,748,413	17,660	1,298,983

Based on these results, and consistent with the recommendation of the Board, the Board has determined that the Company will conduct future advisory votes on the compensation of the Company’s named executive officers every year. Accordingly, the next advisory vote on the compensation of the Company’s named executive officers will be held at the Company’s 2024 Annual Meeting of Stockholders.

Proposal 5- Approve the Enovis Corporation 2023 Non-Qualified Stock Purchase Plan:

The Company’s stockholders approved the Enovis Corporation 2023 Non-Qualified Stock Purchase Plan. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
48,291,753	488,814	13,742	1,298,983

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

10.1	Enovis Corporation 2023 Non-Qualified Stock Purchase Plan

104	Cover Page Interactive Data File – The cover page from this Current Report on Form 8-K is formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2023

ENOVIS CORPORATION

By:	/s/ Bradley J. Tandy
Name:	Bradley J. Tandy
Title:	Senior Vice President and
General Counsel